UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Executive Vice President and Chief Operating Officer
Effective December 31, 2018, Bridgepoint Education, Inc. (“BPI”) appointed Gregory K. Finkelstein as our Executive Vice President and Chief Operating Officer (“COO”). Mr. Finkelstein will receive a base salary of $430,000 annually and is eligible each year for a target bonus of 70% of his base salary as then in effect. Mr. Finkelstein will also receive a sign-on equity grant of Restricted Stock Units (“RSUs”) with a grant date value of $200,000 vesting 25% per year over four (4) years (the “Sign-on RSUs”). As a full-time employee, Mr. Finkelstein will be eligible to receive additional equity awards each year, and for 2019 he will receive an equity award with a grant date value of $420,000.
Mr. Finkelstein was previously serving as an Executive in Residence for the Education Opportunity Fund within Sterling Partners, a 35-year-old private equity firm with a broad set of industry foci including Education and Healthcare. Prior to joining Sterling, Mr. Finkelstein was a founder of Deltak, one of the first online program management (OPM) partnership businesses in the education sector, and after Deltak’s acquisition by John Wiley and Sons in 2012, he served as its Managing Director and Senior Vice President until early 2018.  Mr. Finkelstein also previously worked with the investment group that funded Deltak and oversaw its Marketing and Human Capital expansion efforts in conjunction with his responsibilities at Deltak. Early in his career, Mr. Finkelstein was one of the lead operators of The Beacon Institute for Learning which was a business similar to Deltak managing many partnerships with public and private universities providing a suite of marketing, recruitment, retention and academic services that underpinned educational programs in the fields of Technology and Health Sciences management.  Mr. Finkelstein started his career in the technology industry as a network consultant/engineer with USConnect, a consortium of network integration and technology education companies. Mr. Finkelstein received his Bachelor of Science in Mechanical Engineering from Tulane University.
Mr. Finkelstein executed our standard form of indemnification agreement, which form has been filed as Exhibit 10.33 to BPI’s Form 10-K filed with the Securities and Exchange Commission on March 8, 2016, and is incorporated herein in its entirety by reference.
Other than entry into our standard form of indemnification agreement, Mr. Finkelstein has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Finkelstein and any of our directors or executive officers.
Mr. Finkelstein executed an employment agreement with us (the “Employment Agreement”), under which he is entitled to receive certain change of control and severance benefits as described below.
Upon a change of control (as defined in our then applicable stock plan), 50% of his then unvested time-based stock options and performance-based stock options shall vest, and the remainder of such options shall continue to vest at 50% of the previous rate subject to his continued service.
If Mr. Finkelstein’s employment is terminated without “cause” or Mr. Finkelstein resigns for “good reason” (as such terms are defined in the Employment Agreement), Mr. Finkelstein will be eligible to receive the following benefits if he timely signs and does not revoke a release of claims: (1) continued payment of base salary for a period of 18 months; (2) if his termination occurs following the end of our fiscal year but before the date annual bonuses are paid for that year, payment of his annual bonus for the prior fiscal year based on actual achievement of the relevant performance objectives; (3) reimbursement by us for up to 18 months of that portion of the premiums we previously paid for health insurance coverage for him and his eligible dependents of his COBRA premiums to continue such health insurance coverage, or a taxable lump sum payment for the equivalent period in the event payment of such subsidy for COBRA premiums would violate applicable law; (4) immediate accelerated full vesting of the Sign-on RSUs; and (5) incremental (a) accelerated vesting of all time-based vesting equity awards then held by Mr. Finkelstein and (b) exercisability of shares subject to option grants he then holds, equal to the number of shares that would have been vested and become exercisable during the 12-month period following his termination date had he remained employed with us through such date (but no later than the original exercise period), provided that if his employment is terminated without cause or he resigns for good reason with 24 months after a change of control, then all of his then unvested time-based equity awards will become immediately fully vested.
In addition, in the event any of the amounts provided for under this Employment Agreement or otherwise payable to Mr. Finkelstein would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Mr. Finkelstein is entitled to receive either full payment of benefits under this agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. The Employment Agreement does not require us to provide any tax gross-up payments.
The above descriptions are qualified in their entirety by the Employment Agreement between BPI and Mr. Finkelstein, which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2018.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2018		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel